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     Exhibit 11 - Statement Re: Computation of Per Share Earnings

                            Pioneer Bancshares, Inc.
                   Computation of Net Income Per Common Share

For the years ending December 31,                            1996         1995         1994
                                                          ------------------------------------
Income as reported in consolidated statement of income    $8,996,847   $7,081,813   $8,059,160
                                                          ====================================
Per share computation of common and dilutive common
  equivalent shares:
Weighted average number of shares outstanding              3,759,912    3,759,912    3,759,912
Weighted average number of shares issuable upon
  exercise of stock options applying the treasury stock
  method                                                           0            0            0
                                                          ------------------------------------
Weighted average number of shares outstanding used
  to calculate per share data assuming no dilution         3,759,912    3,759,912    3,759,912
                                                          ====================================

Net income per common and common equivalent share         $     2.39   $     1.88   $     2.14
                                                          ====================================
Per share computation assuming full dilution:

Weighted average number of shares outstanding              3,759,912    3,759,912    3,759,912

Weighted average number of shares issuable upon
  exercise of stock options applying the treasury stock
  method                                                           0            0            0

Weighted average number of shares outstanding used
  to calculate per share data assuming no dilution         3,759,912    3,759,912    3,759,912
                                                          ====================================

Net income per common and common equivalent share
  assuming full dilution                                  $     2.39   $     1.88   $     2.14
                                                          ====================================



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